Exhibit 10.4

Execution Version

AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT

This Amendment No. 2 to Forbearance Agreement (this “Agreement”) dated as of January 3, 2022, is among Abraxas Petroleum Corporation, a Nevada corporation (the “Borrower”), the undersigned Guarantors (the “Guarantors”), the undersigned Lenders (as defined below), and Angelo Gordon Energy Servicer, LLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

INTRODUCTION

A. The Borrower, the financial institutions party thereto as Lenders (the “Lenders”), and the Administrative Agent have entered into the Term Loan Credit Agreement dated as of November 13, 2019 (as amended, supplemented or otherwise modified, the “Credit Agreement”).

B. Reference is made to that certain Term Loan Guaranty Agreement made by the Guarantors in favor of the Administrative Agent dated as of November 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Guaranty”).

C. Reference is further made to that certain Forbearance Agreement dated as of March 31, 2021 among the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent, as amended by the Agreement, Amendment to Forbearance Agreement, and Amendment No. 4 to Credit Agreement, dated as of April 28, 2021, among the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent (as so amended, the “Forbearance Agreement”), pursuant to which the Lenders party thereto agreed to temporarily forbear from exercising certain remedies against the Borrower and the other Loan Parties with respect to the Specified Events of Default (as defined in the Forbearance Agreement).

D. Reference is further made to that certain Notice of Default and Reservation of Rights, dated April 16, 2021 (the “Notice of Default”), delivered by the Administrative Agent to the Borrower, informing the Borrower of certain Existing Events of Default (as defined in the Notice of Default), accelerating all Obligations under, and as defined in, the Credit Agreement, and reserving all rights of the Administrative Agent and the Lenders.

E. The Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to (i) continue the temporary forbearance period under the Forbearance Agreement, and (ii) amend certain other terms of the Forbearance Agreement.

F. The Borrower and the Guarantors wish to reaffirm their guarantees of and Liens supporting the Obligations.

G. The Administrative Agent, the Lenders, and the lenders under the Revolving Credit Agreement (the “Revolving Lenders”) and Société Générale, as administrative agent under the Revolving Credit Agreement (the “RBL Agent”) have agreed to support the sale of the Assets (as defined in the Asset Purchase Agreement between the Borrower and Lime Rock Resources V, L.P. (the “Buyer”), in the form of Exhibit A hereto (with any modifications thereto as are reasonably acceptable to the Administrative Agent and the Lenders) (the “APA”)) to the Buyer, on the terms and conditions set forth herein and the APA.

H. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed to release their liens and security interests on the Assets in connection with the consummation of the transactions contemplated thereby and hereby.

I. The Revolving Lenders and Swap Counterparties (as defined in the Revolving Credit Agreement) have agreed that if the transactions contemplated by the APA are consummated and the Net Sale Proceeds (defined below) and other cash of the Borrower are applied to the 1L Obligations in accordance with the terms hereof, among other conditions precedent, the Revolving Lenders and Swap Counterparties will settle, extinguish and forever release 100% of the remaining 1L Obligations, on and subject to the terms and conditions set forth in the Settlement and Lien Release Agreement (defined below).

THEREFORE, the Borrower, the Guarantors, the Administrative Agent, and the undersigned Lenders hereby agree as follows:

Section 1. Definitions; References. All capitalized terms not otherwise defined in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Amendments to Forbearance Agreement.

(a) The first paragraph of Section 2(b) of the Forbearance Agreement is hereby amended by replacing “May 6, 2021” with “January 14, 2022”.

(b) The definition of “Forbearance Termination Event” set forth in Section 2(b) of the Forbearance Agreement is hereby amended by deleting “and” from the end of clause (viii), replacing the period at the end of clause (ix) with “;” and inserting the following new clauses (x), (xi), (xii), (xiii) and (xiv) thereto:

(x) the APA shall fail to be fully-executed and in full force and effect on or before January 14, 2022;

(xi) the Closing Date (as defined in the APA) does not occur on or before January 14, 2022;

(xii) either of the Borrower or the Buyer (x) terminates the APA for any reason before the consummation of the transactions contemplated therein or (y) refuses to consummate or otherwise abandons the transactions contemplated under the APA before January 14, 2022; and

(xiii) the Revolving Lenders, the Swap Counterparties or the RBL Agent exercise any rights or remedies against the Borrower or its assets as a result of Events of Default under and as defined in the Revolving Credit Agreement; and

(xiv) the Settlement and Lien Release Agreement (as defined in the Second Forbearance Amendment) is amended, modified, supplemented, or the terms thereof waived, or is terminated or no longer in full force and effect.

(c) The following definitions are hereby added:

“Closing Date Claims Amount” means, as calculated before the application of payments to the outstanding 1L Obligations pursuant to Section 3(a)(v)(c) of the Second Forbearance Amendment, (i) the aggregate outstanding principal amount of the Advances under the Revolving Credit Agreement as of the Closing Date (as defined in the APA), plus (ii) the aggregate outstanding principal amount of the Swap Termination Amounts (as defined in the Second Forbearance Amendment) as of the Closing Date; provided that, for purposes of calculating clause (ii) of the definition of Closing Date Claims Amount, in calculating the aggregate Hedge Termination Claims, the claims arising under the EWB Hedge Contract (as defined in the Second Forbearance Amendment) shall not exceed the EWB Hedge Contract Cap (as defined in the Second Forbearance Amendment).

“EWB Hedge Contract Cap” means $3,500,000.

“Second Forbearance Amendment” means Amendment No. 2 to Forbearance Agreement, dated as of January 3, 2022, among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Specified Hedge Contracts” means the following Hedge Contracts: (i) the ISDA Master Agreement dated as of June 21, 2007, between the Borrower and Société Générale (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder), (ii) the ISDA Master Agreement dated as of January 4, 2017, between the Borrower and Associated Bank, National Association (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder), (iii) the ISDA Master Agreement dated as of April 17, 2019, between the Borrower and East West Bank (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder, the “EWB Hedge Contract”), and (iv) the ISDA Master Agreement dated as of December 2, 2019, between the Borrower and Morgan Stanley Capital Group Inc. (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder).

“Swap Termination Amounts” means all unpaid termination amounts in respect of any Specified Hedge Contract (including, without limitation, all amounts payable by the Borrower to a Swap Counterparty resulting from any consensual termination or unwind of transactions under any Specified Hedge Contract).

(d) A new “Exhibit A” is hereby attached to the Forbearance Agreement in the form of Exhibit A hereto.

Section 3. Sale Transaction.

a) Without limitation of Section 2(b) of the Forbearance Agreement (as amended hereby) and notwithstanding anything to the contrary in Credit Agreement or any other Loan Document, the Borrower hereby agrees that:

(i)	it shall (x) execute the APA on or before January 14, 2022 and (y) deliver a copy of the fully executed APA to the Administrative Agent promptly after execution thereof;

(ii)	it shall not agree or otherwise consent to any amendment, restatement, supplement, modification or replacement of the APA without the prior written consent of the Administrative Agent;

(iii)	it shall consummate the transactions contemplated by the APA on or before January 14, 2022;

(iv)

100% of the proceeds of the sale of the Assets paid to the Borrower (or its subsidiaries) on the Closing Date plus the amount of any Deposit (as defined below) (the “Net Sale Proceeds”), but not to exceed the Distribution Cap referenced below, shall be immediately deposited in a deposit account designated by the RBL Agent to the Borrower in writing before the Closing Date;

(v)

on the Closing Date, the Borrower shall apply the Net Sale Proceeds plus, solely to the extent such Net Sale Proceeds are insufficient, cash on the Borrower’s balance sheet in excess of $2,000,000, to repay the 1L Obligations in the following order:

(a)

first, to all accrued and unpaid interest at the default rate specified in the Revolving Credit Agreement on the 1L Obligations outstanding as of the Closing Date (including, without limitation, all accrued and unpaid interest on the Swap Termination Amounts at the rate equal to the interest rate applicable to Reference Rate Advances under and as defined in the Revolving Credit Agreement plus the Default Amount (as defined in the Revolving Credit Agreement);

(b)

second, to all reasonable and documented professional fees of the RBL Agent and the Revolving Lenders for which invoices are delivered no later than one Business Day prior to the Closing Date and which are due and payable as provided in the Settlement and Lien Release Agreement or the Revolving Credit Agreement as of the Closing Date; and

(c)

last, to repay outstanding principal of the Advances under the Revolving Credit Agreement and the Hedge Termination Claims in accordance with the Revolving Credit Agreement; provided that, the aggregate amount to be paid under this clause (c) shall not exceed the product of the Closing Date Claims Amount multiplied by 95% (the “Distribution Cap”); and

(vi)

on the Closing Date, if the amount received by the RBL Agent under clause (c) above is less than the Distribution Cap, the Borrower shall, or shall cause one or more of its Affiliates to, pay to the RBL Agent the difference between the amount received by the RBL Agent under clause (c) above and the Distribution Cap.

b) The Administrative Agent and the Lenders hereby agree that, on the Closing Date and subject to the RBL Agent’s receipt of the Net Sale Proceeds (not to exceed the Distribution Cap), the Administrative Agent and the Lenders shall fully, completely and irrevocably release all of their Liens, claims and other encumbrances on the Assets such that the Buyer shall obtain such Assets free and clear of all Liens, claims and encumbrances of the Administrative Agent and the Lenders.

c) Without limitation of the Liens granted by the Borrower to the Administrative Agent under the Security Agreement, in consideration of the forbearances and other accommodations granted by the Administrative Agent and the Lenders hereunder and under the Forbearance Agreement and as collateral security for the prompt and complete payment and performance when due of all Obligations, the Borrower hereby assigns, pledges, and grants to the Administrative Agent, for the benefit of the Secured Parties, subject to the priorities set forth in the Intercreditor Agreement, a lien on and continuing security interest in all the Borrower’s right, title and interest in, to and under, the following items, whether now owned or hereafter acquired by the Borrower and wherever located and whether now owned or hereafter existing or arising: the APA, any escrow agreement entered into between the Buyer and Seller in connection with the APA, any deposit made by the Buyer in favor of the Seller in connection with the APA (any such depost, the “Deposit”), and all proceeds and products of any and all of the foregoing and all other payments now or hereafter due and payable with respect to, and guarantees and supporting obligations relating to, any and all of the foregoing and, to the extent not otherwise included, all payments of any indemnity, warranty or guaranty in respect to any of the foregoing. The Borrower shall use commercially reasonable efforts to cause the account in which the Deposit is maintained during the escrow period to be subject to an account control agreement in favor of the RBL Agent and Administrative Agent.

d) If the APA is terminated and the Borrower is entitled to retain the Deposit, if any, in accordance with the terms of the APA, the Borrower shall cause the full amount of such Deposit to be delivered to the RBL Agent immediately upon the release of such Deposit from escrow and the Borrower hereby agrees that the RBL Agent may apply the full amount of such Deposit to the outstanding 1L Obligations in accordance with the terms of such document as in effect on the date hereof.

e) The Borrower and each Guarantor hereby agree that, following the occurrence of the Closing Date under the Settlement and Lien Release Agreement and the related transfer of claims to the Lenders, they shall, immediately upon receipt, cause all sale proceeds and any other amounts received by them under or in respect of the APA after the Closing Date to be delivered to the Administrative Agent, and the Borrower hereby agrees that the Administrative Agent may apply the full amount thereof first to any remaining 1L Obligations until the 1L Obligations are paid in full in cash and then to the outstanding Obligations until such amounts are paid in full in cash.

Section 4. Reaffirmation of Liens and Guaranty. Each of the Borrower and each Guarantor (i) is party to certain Security Instruments securing and supporting the Borrower’s and Guarantors’ obligations under the Loan Documents, (ii) represents and warrants that according to their terms the Security Instruments will continue in full force and effect to secure the Borrower’s and Guarantors’ obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Instruments and this Agreement are valid and subsisting and create an Acceptable Security Interest in the Collateral to secure the Borrower’s and Guarantors’ obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 5. Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

(a) the representations and warranties set forth in the Credit Agreement, the Guaranties and in the other Loan Documents (other than Section 7.14(b) of the Credit Agreement or any other representation and warranty relating solely to the existence of a Default or Event of Default that is untrue due to the existence of the Specified Events of Default) are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Loan Document;

(b) (i) the execution, delivery, and performance of this Agreement are within the corporate, limited liability company or other power and authority of the Borrower or such Guarantor, as applicable, and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(c) as of the effectiveness of this Agreement and after giving effect hereto, no Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing;

(d) as of the date of this Agreement, the Borrower is justly and truly indebted in the following amounts, without defense, offset, counterclaim or recoupment, and which amounts constitute 1L Obligations (the “Hedge Close Out Amounts”): (i) the Close-out Amount (as defined in the MS Hedge Contract) owed by the Borrower in respect of the Hedge Contract between the Borrower and Morgan Stanley, dated December 2, 2019 (the “MS Hedge Contract”) is $7,336,578.34; (ii) the Termination Amount (as defined in that certain letter agreement between the Borrower and Société Générale dated April 15, 2021) owed by the Borrower in respect of the termination of the transactions under the Hedge Contract between the Borrower and Société Générale, dated June 21, 2007, is $597,015.87; and (iii) the aggregate amount owed by the Borrower to Associated Bank, National Association in respect of the termination of the transactions under the Hedge Contract between the Borrower and Associated Bank, National Association, dated January 4, 2017, is $88,745.60, in each case of (i) – (iii) plus accrued and unpaid interest at the applicable rate and in accordance with the terms of the Agreement, Joinder, Amendment to Forbearance Agreement and Amendment No. 11 to Credit Agreement dated as of April 28, 2021 by and among the Borrower, the Guarantors, the RBL Agent and the Revolving Lenders (such interest, the “Hedge Close Out Amount Interest”); and

(e) as of the date of this Agreement, the outstanding principal amount of the Advances under the Revolving Credit Agreement is $71,399,869.44, the amount of accrued and unpaid interest on such principal amount is $51,349.23, and the amount of accrued and unpaid Hedge Close Out Amount Interest is $461,694.69. Other than the amounts described in this clause (e), the immediately preceding clause (d) and the reasonable professional fees payable under the Revolving Credit Agreement, there are no additional 1L Obligations outstanding as of the date of this Agreement.

Section 6. Effectiveness. This Agreement shall become effective and enforceable against the parties hereto, upon the occurrence of the following conditions precedent (such date being the “Effective Date”):

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and each Lender.

(b) The representations and warranties in this Agreement shall be true and correct before and after giving effect to this Agreement (other than Section 7.14(b) of the Credit Agreement or any other representation and warranty relating solely to the existence of a Default or Event of Default that is untrue due to the existence of the Specified Events of Default).

(c) No Default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing.

(d) No event that would constitute a Forbearance Termination Event (as such term is amended hereby) shall have occurred and be continuing as of the Effective Date.

(e) (i) The Administrative Agent shall have received a copy of a fully executed settlement and lien release agreement dated as of the date hereof with respect to the Revolving Credit Agreement among the Borrower, the other Loan Parties, the RBL Agent, the Revolving Lenders and the Swap Counterparties, which shall (A) provide for the release of the Liens of the Revolving Lenders and the RBL Agent on the Assets upon the consummation of the transactions contemplated by the APA and the RBL Agent’s receipt of the Net Sale Proceeds on the Closing Date, (B) provide for the full and final settlement and release of all 1L Obligations and claims under the Revolving Credit Agreement, the other related loan documents and the Specified Hedge Contracts, and (C) otherwise be in a form satisfactory to the Administrative Agent (the “Settlement and Lien Release Agreement”) and (ii) the Settlement and Lien Release Agreement shall be effective or shall become effective on the Effective Date substantially simultaneously with this Agreement.

(f) The Administrative Agent shall have received such other certificates, documents, instruments and agreements as the Administrative Agent may reasonably request in connection herewith.

(g) The Borrower shall have paid all other costs, expenses, and fees which have been invoiced and are payable pursuant to Section 12.04 of the Credit Agreement or any other written agreement.

(h) The APA shall have been executed by the Borrower and the Buyer and shall be in full force and effect.

Section 7. Acknowledgments and Agreements.

(a) Cooperation.

(i) The Borrower hereby covenants and agrees that it shall and shall cause each of its Subsidiaries, and shall use commercially reasonable efforts to cause each of their respective officers, directors, employees and advisors to (i) cooperate fully with the Administrative Agent in connection with its review, analysis, and evaluation of the Borrower’s and its Subsidiaries’ financial affairs, finances, financial conditions, business, and operations (including historical financial information and projections) and (ii) cooperate fully with the Administrative Agent, the Lenders, and their respective designees in furnishing information reasonably available to the Borrower and its Subsidiaries as and when requested by the Administrative Agent, the Lenders, and their respective designees, including, without limitation, the Borrower’s and its Subsidiaries’ financial affairs, finances, financial condition, business, and operations.

(ii) The Borrower shall provide the Administrative Agent at least two business days’ notice of any proposed amendment, restatement, supplement, modification or replacement of the Settlement and Lien Release Agreement, and shall not agree or otherwise consent to any amendment, restatement, supplement, modification or replacement of the Settlement and Lien Release Agreement without the prior written consent of the Administrative Agent.

(b) Requested Information. At the reasonable request of the Administrative Agent, the Lenders, and their respective designees, subject to privilege and other confidentiality requirements, the Borrower hereby agrees that it shall use its commercially reasonable efforts to cause the chief executive officer, the chief financial officer, and such other officers, directors, employees, and advisors of the Borrower to make themselves available to discuss any matters regarding the Borrower’s or any Subsidiary’s financial affairs, finances, financial condition, business, and operations, all upon reasonable notice during normal business hours to fully disclose to the Administrative Agent, the Lender, and their respective designees all information reasonably requested by the Administrative Agent, the Lenders, and their respective designees regarding the foregoing.

(c) Default Interest. Each Loan Party acknowledges that during such time as any Event of Default exists, the Obligations shall bear interest at the rate then applicable to such Loans pursuant to the Credit Agreement, plus 3%, as set forth in Section 3.02(c) of the Credit Agreement (such incremental 3% amount, the “Default Amount”). By delivery of the Notice of Default, the Administrative Agent gave notice to each Loan Party that the applicable rate with respect to interest charged under the Loan Documents shall be increased by the Default Amount beginning April 16, 2021, in accordance with Section 3.02(c) of the Credit Agreement.

(d) Obligations. Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms (including the accrual of the interest at the rate set forth in clause (c) above), and each Loan Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Loan Party, the Administrative Agent, and each other party hereto does hereby adopt, ratify, and confirm the Forbearance Agreement, as amended hereby, and acknowledges and agrees that each of the Credit Agreement, and the Forbearance Agreement, as amended hereby, is and remains in full force and effect, and each Loan Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, the Forbearance Agreement, as amended hereby, the Guaranty and the Security Instruments are not impaired in any respect by this Agreement.

(e) Professional Advisors. Administrative Agent has engaged and retained Simpson Thacher & Bartlett LLP as legal counsel and Borrower expressly agrees to reimburse Administrative Agent for all fees, costs and expenses incurred by Administrative Agent whether before or after the date hereof as a result of such engagements as provided in Section 12.04 of the Credit Agreement.

(f) Other Defaults; Strict Performance; Course of Dealing. The description of the Specified Events of Default in the Forbearance Agreement, as amended hereby, is based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Lenders to give notice to any Loan Party of any such other Defaults, Events of Default, or termination events is not intended to be nor shall be a waiver thereof. Each Loan Party hereby agrees and acknowledges that (i) the Secured Parties require and will require strict performance by the Loan Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement, the Forbearance Agreement, as amended hereby (including without limitation with respect to each of the Forbearance Termination Events), and the other Loan Documents (including any action or circumstance which is prohibited or limited during the existence of a Default or Event of Default), and no inaction or action by any Secured Party regarding any Default or Event of Default (including, but not limited to, the Specified Events of Default) is intended to be or shall be a waiver thereof, and (ii) the Loan Parties shall remain bound by the terms and conditions of the Forbearance Agreement, as amended hereby (including without limitation with respect to each of the Forbearance Termination Events), in all respects. Each Loan Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Secured Party in the Credit Agreement or in any other Loan Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

(g) Reservation of Rights. For the avoidance of doubt, each Loan Party hereby also agrees and acknowledges that the forbearance provided under the Forbearance Agreement, as amended by Section 2 above, shall not operate as a waiver of or otherwise prejudice any of the rights and remedies of the Administrative Agent and the Lenders as to the Specified Events of Default or otherwise, other than as expressly provided in the Forbearance Agreement, as amended by Section 2 above. The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, including but not limited to, the Specified Events of Default, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(h) This Agreement. From and after the Effective Date, the Forbearance Agreement remains in full force and effect and all references to the Forbearance Agreement shall mean the Forbearance Agreement as amended by this Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this Agreement shall be an automatic Event of Default, as applicable, under the Credit Agreement unless waived by the Lenders.

(i) Further Loans and Continuations and Conversions. The Borrower and each other party hereto hereby acknowledges and agrees that (i) existing Loans may not be continued as, or be converted into, Eurodollar Rate Loans, and (ii) no Lender shall have any obligation to make additional Loans.

(j) Lenders’ Rights. The Lenders, except as expressly set forth in the Forbearance Agreement, as amended by this Agreement, (A) expressly retain and reserve all their rights and remedies available to them at any time (including, without limitation, (i) the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower and any other Loan Party now or hereafter existing under the Credit Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under the Credit Agreement or such other Loan Document and although such obligations may be unmatured, and (ii) the right to engage additional counsels and other advisors at the Borrower’s expense and without any further notice, except for the notice, if any, required under the Credit Agreement or applicable law; and (B) do not waive the Specified Events of Default or agree to forbear from any rights or remedies with respect thereto; any such waiver or forbearance, or any extension of the forbearance provided hereunder, if done, would only be effective to the extent, and subject to terms and conditions, set forth in a separate written instrument executed and delivered by all the Lenders or the Required Lenders, as required under the Credit Agreement.

(k) Tolling of Statute of Limitations. The Borrower and Guarantors acknowledge and agree that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action that the Administrative Agent or the Lenders may be entitled to take or bring in order to enforce their rights and remedies against any Loan Party (or any of its respective assets) is, to the fullest extent permitted by law, tolled and suspended during the period from the Effective Date until the Forbearance Termination Date.

(l) Deposit Accounts and Securities Accounts. Notwithstanding any other term of the Credit Agreement, during the Forbearance Period, no Loan Party shall open a deposit account or securities account, or instruct that any deposit account or securities account is maintained for its benefit without the prior written consent of the Administrative Agent.

(m) Hedge Terminations and Payments. The Borrower agrees that, until the Forbearance Termination Date, the Borrower shall not, nor shall it permit any of its Subsidiaries, to make any payment (other than monthly hedge settlement payments in the ordinary course of business) in respect of any Hedge Contract, including any Hedge Contract that has been subject to a Hedge Termination. Notwithstanding any other term of the Credit Agreement, a termination of a Hedge Contract shall not be deemed to be a breach of any term of the Credit Agreement (including without limitation Section 8.12 thereof) so long as no enforcement action is taken or litigation is brought in connection with such termination or any other action is taken to collect amounts owing under such Hedge Contract in connection with such termination.

(n) Mandatory Prepayments. For the avoidance of doubt, all parties agree and acknowledge that the mandatory prepayment requirements set forth in Section 3.05 of the Credit Agreement remain in full force and effect.

Section 8. RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and each other Related Party of such Secured Party (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 8 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 8. In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 8 shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents, the payment in full of the Obligations.

Section 9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 10. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11. Miscellaneous.

(a) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original. Delivery of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(b) NO ORAL AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, THE FORBEARANCE AGREEMENT, AS AMENDED BY THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(c) Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees, charges and disbursements of counsel to the Administrative Agent.

(d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Forbearance Agreement, nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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EXECUTED as of the date first set forth above.

BORROWER:

ABRAXAS PETROLEUM CORPORATION

By:	/s/ Steve Harris
Name:	Steve Harris
Title:	Vice President and Chief Financial Officer

GUARANTORS:

ABRAXAS PROPERTIES INCORPORATED

By:	/s/ Steve Harris
Name:	Steve Harris
Title:	Vice President, Treasurer and Assistant Secretary

SANDIA OPERATING CORP.

By:	/s/ Steve Harris
Name:	Steve Harris
Title:	Vice President, Treasurer and Assistant Secretary

RAVEN DRILLING, LLC

By:	/s/ Steve Harris
Name:	Steve Harris
Title:	Vice President, Treasurer and Assistant Secretary

[Signature Page to Forbearance – Abraxas Petroleum Corporation]

ADMINISTRATIVE AGENT:	ANGELO GORDON ENERGY SERVICER, LLC

	By:	/s/ Todd Dittmann
	Name:	Todd Dittmann
	Title:	Authorized Person

LENDER:	AG ENERGY FUNDING, LLC ON BEHALF OF SERIES 17 AND SERIES 20

	By:	/s/ Todd Dittmann
	Name:	Todd Dittmann
	Title:	Authorized Person